Exhibit 99.1

Tilly’s, Inc. Provides Business Update

• Raises Fourth Quarter 2014 Outlook

Irvine, CA – January 12, 2015 – Tilly’s, Inc. (NYSE: TLYS) today provided an update on its fourth quarter 2014 outlook reflecting its performance for the “Holiday Period” (nine weeks ended January 3, 2015) and in advance of its attendance at the 17th Annual ICR XChange Conference in Orlando, Florida on January 13, 2015.

Daniel Griesemer, President and Chief Executive Officer, commented, “We are pleased with our performance over the Holiday Period reflecting further progress on our initiatives to increase sales and profitability. Strength in the peak selling days drove comparable store sales ahead of our expectations. We maintained healthy product margins and effectively managed our inventory to exit this period as planned.”

Fourth Quarter 2014 Outlook

Based on the results for the Holiday Period, the Company now expects fourth quarter comparable store sales to increase 1.0% to 3.0%, and net income per diluted share to be in the range of $0.21 to $0.23, an increase from the previously issued guidance of comparable stores sales flat to negative low single digits and net income per diluted share of $0.15 to $0.19. The updated outlook assumes an anticipated effective tax rate of approximately 40% and a weighted average diluted share count of 28.1 million shares. Fourth quarter 2013 net income per diluted share was $0.19, based on a weighted average diluted share count of 28.2 million shares.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of January 12, 2015, operated 212 stores and through its website, www.tillys.com.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our future financial and operating results, including but not limited to future comparable store sales, future net income, future gross, operating or product margins, anticipated tax rate, and market share and our business and strategy, including but not limited to store expansion, expansion of brands and exclusive relationships, development and growth of our ecommerce platform and business, and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences and trends, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, grow our ecommerce business, effectively manage our inventory and costs, effectively compete with other retailers, enhance awareness of our brand and brand image, general consumer spending patterns and levels, the effect of weather, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2014, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com

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